Exhibit 1.1

PMC-SIERRA, INC.

(a Delaware corporation)

18,108,609 Shares of Common Stock

(Par Value $0.001 Per Share)

UNDERWRITING AGREEMENT

May 4, 2006

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

PMC-Sierra, Inc., a Delaware corporation (the “Company”), and each of the stockholders of the Company listed in Schedule A (the “Selling Stockholders”) confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”), with respect to the sale by the Selling Stockholders and the purchase by the Underwriter of the number of shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) set forth in Schedule A (collectively, the “Securities”).

The Company and the Selling Stockholders understand that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement, including a prospectus, on Form S-3 (No. 333-132447), which registration statement became effective upon filing under Rule 462(e) (“Rule 462(e)”) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted the Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto at such time, exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included herein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriter for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof are herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version of such document filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to the Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(b) hereof and as of the Closing Time referred to in Section 3(b) hereof, and agrees with the Underwriter, as follows:

(a) Status as a Well-Known Seasoned Issuer. (i) At the time of filing the Original Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus) and (iii) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

(b) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) on March 15, 2006. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto), complied when so filed in all material respects with the 1933 Act Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:25 A.M. (Eastern time) on May 5, 2006 or such other time as agreed by the Company and the Underwriter.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering of the Securities that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriter as described in Section 4(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriter or any Selling Stockholder expressly for use therein.

(c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (i) at the time the Original Registration Statement became effective, (ii) at the earlier of time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (iii) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) Independent Accountants. Each of Deloitte & Touche LLP, Kost Forer Gabbay & Kasierer, a member practice of Ernst & Young Global, and PricewaterhouseCoopers LLP, who certified the financial statements and supporting schedules, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(e) Financial Statements. The financial statements and supporting schedules, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of each of the Company, the Storage Semiconductor Business, a business unit of Avago Technologies Pte. Limited (the “Storage Business”), and Passave, Inc. (“Passave”), and their respective consolidated subsidiaries, as applicable, for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. All disclosures included in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(f) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) there has not been any change in the capital stock or long-term debt of the Company or any of its significant subsidiaries as defined in Rule 1-02(w) of Regulation S-X of the 1933 Act (each a “Significant Subsidiary”) and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(g) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package or the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of the State of California, which is the only other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than such jurisdictions in which the failure so to qualify or be in good standing would not result in a Material Adverse Effect.

(h) Good Standing of Significant Subsidiaries. Each Significant Subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package or the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding shares of capital stock of each Significant Subsidiary (except for directors’ qualifying shares, non-voting shares of Canadian subsidiaries which are convertible or exchangeable for shares of Common Stock and as set forth in the Registration Statement, the General Disclosure Package or the Prospectus) have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Significant Subsidiaries were issued in violation of any preemptive or similar rights of any securityholder of such Significant Subsidiary. The subsidiaries of the Company other than Significant Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(i) Capitalization. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(j) Authorization of the Agreement. The Company has all requisite corporate right, power and authority to enter into this Agreement and to perform its obligations hereunder, and the transactions contemplated hereby have been duly authorized by the Company. This Agreement has been duly authorized, executed and delivered by the Company, and upon such execution by the Company (assuming the due authorization, execution and delivery of such agreement by the other parties thereto) this Agreement will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, including specific performance (regardless of whether enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and subject to the limitations on rights to indemnification and contribution under applicable law or equitable principles.

(k) Description of the Securities. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package or the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(l) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package or the Prospectus and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their material assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(m) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(n) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(o) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(p) Absence of Manipulation. Neither the Company nor any affiliate, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), of the

Company has taken, nor will the Company or any Affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be reasonably expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(q) Possession of Intellectual Property. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus and except where such failure to own or possess would not reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge, the Company and its subsidiaries own or otherwise possess sufficient rights to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(r) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(s) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business as described in the Registration Statement, the General Disclosure Package or the Prospectus, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(t) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package or the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

(u) Investment Company Act. The Company is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(v) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act. The Company has timely and properly filed with the Commission all reports and other documents required to have been filed by it with the Commission pursuant to the 1934 Act and the 1934 Act Regulations (“Exchange Act Reports”).

(w) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(x) Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed, except insofar as the failure to file such returns would not result in a Material Adverse Effect, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The consolidated charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(y) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the 1934 Act) sufficient to provide reasonable assurances that information required to be disclosed in reports that the Company files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commissions rules, regulations and forms. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the 1934 Act) (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(z) Registration Rights. Except for such rights as have been satisfied or waived, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(aa) Foreign Corrupt Practices Act. Neither the Company, nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(bb) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(cc) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(dd) S-3 Eligibility. The Company is eligible to use a Form S-3 registration statement under the 1933 Act. The Company is also eligible to use Form S-3 pursuant to the standards for the Form in effect immediately prior to October 21, 1992.

Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

2. Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to the Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(b) hereof and as of the Closing Time referred to in Section 3(b) hereof, and agrees with the Underwriter, as follows:

(a) Free Writing Prospectus. Neither such Selling Stockholder, nor any person acting on behalf of such Selling Stockholder (other than, if applicable, the Company and the Underwriter) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the 1933 Act Regulations), relating to the Securities.

(b) Power of Attorney and Custody. Such Selling Stockholder has duly authorized, executed and delivered a Custody Agreement and Power of Attorney (“Custody Agreement and Power of Attorney”) naming Victor Vaisleib and Ron Hiram, or either of them, as such Selling Stockholder’s attorney(s)-in-fact (“Attorneys-in-Fact”) for the purpose of entering into and carrying out this Agreement and naming American Stock Transfer & Trust Company as custodian (“Custodian”) of the Securities of such Selling Stockholder for the purpose of selling such Securities to the Underwriter at Closing Time and receiving payment therefor.

(c) Authorization of the Agreement. This Agreement and the Custody Agreement and Power of Attorney have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(d) Title to the Securities. Such Selling Stockholder has and at the Closing Time will have valid title to the Securities to be delivered by such Selling Stockholder at the Closing Time, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to enter into this Agreement and the Custody Agreement and Power of Attorney, and to sell, assign, transfer and deliver the Securities to be delivered by such Selling Stockholder at the Closing Time hereunder; and upon delivery of and payment for the Securities at the Closing Time hereunder the Underwriter will acquire valid and unencumbered title to the Securities to be delivered by such Selling Stockholder at the Closing Time.

(e) Delivery of the Securities. Upon payment for the Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the

Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such nominee as the crediting of such Securities on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Securities)), (A) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Securities and (C) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Securities may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, each Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(f) Absence of Manipulation. Such Selling Stockholder has not distributed and will not distribute the Registration Statement, General Disclosure Package or the Prospectus or any other material in connection with the offering and sale of the Securities. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would be reasonably expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(g) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is required for the consummation of the transactions contemplated by this Agreement and the Custody Agreement and Power of Attorney, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(h) Absence of Defaults and Conflicts. The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney, and the delivery of the Securities, the consummation of the transactions contemplated herein and therein and compliance by such Selling Stockholder with its obligations hereunder and thereunder will not, whether with or without the giving of notice or passage of time, (i) conflict with, or result in a breach or violation of any terms or provisions of, or constitute a default under, any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of its assets, properties or operations is subject, nor (ii) result in any violation of the provisions of the charter or bylaws of such Selling Stockholder (to the extent that such Selling Stockholder is a corporation, partnership, limited liability company or similar entity) or (iii) constitute a default under, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its assets, properties or operations.

(i) Power and Authority. If any Selling Stockholder is a corporation, partnership, limited partnership, limited liability company or trust, such Selling Stockholder has been duly organized or incorporated and is validly existing as a corporation, partnership, limited liability company or trust, as the case may be, in good standing under the laws or its jurisdiction of incorporation or organization, as applicable.

(j) Accurate Disclosure. The information which relates specifically to each Selling Stockholder, as set forth in the General Disclosure Package and the Prospectus under the caption “Selling Stockholders” does not contain, and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; there are no agreements between such Selling Stockholders and any other Selling Stockholders that would be required to be described in the General Disclosure Package and the Prospectus that are not so described; and each such Selling Stockholders is not prompted to sell the Securities to be sold by such Selling Stockholders hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the General Disclosure Package or the Prospectus.

(k) Broker’s Fees. Except as otherwise described in the Registration Statement, General Disclosure Package or Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment.

Any certificate signed by any Selling Stockholder delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by such Selling Stockholder to the Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of the Securities.

(a) Subject to the terms and conditions, and in reliance upon the representations and warranties, herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from such Selling Stockholder, the number of Securities set forth in Schedule A hereto at the price per share set forth in Schedule B. The net amount to be paid to each Selling Stockholder shall be calculated pursuant to the foregoing sentence, less such Selling Stockholder’s pro rata portion of the amount to be set aside for reimbursement of the Company’s expenses pursuant to Section 5(b) hereof.

(b) Payment of the purchase price and delivery of certificates for the Securities shall be made at the office of Latham & Watkins LLP, 505 Montgomery Street, Suite 2000, San Francisco, CA 94111, or at such other place as shall be agreed upon by the Underwriter and the Company and the Attorneys-in-Fact, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing date occurs after 4:30 P.M. (Eastern time) on any given day) business day, or such later date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter, the Company and the Attorneys-in-Fact or as provided in Section 11 (such date and time of delivery and payment for the Securities being herein called the “Closing Time”).

Delivery of the Securities shall be made by the Custodian to the Underwriter against payment of the purchase price by the Underwriter. Payment for the Securities shall be effected either by wire transfer of immediately available funds to a bank account, the account number and the ABA number for such bank to be provided by the Custodian to the Underwriter at least two business days in advance of the Closing Time, or by such other manner of payment as may be agreed in writing by the Attorneys-in-Fact and the Underwriter.

(c) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

4. Further Agreements of the Company. The Company further agrees with the Underwriter and the Selling Stockholders as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 4(b), will comply with the requirements of Rule 430B and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or, to the knowledge of the Company, threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments.

(i) The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object. The Company will give the Underwriter notice of its intention to make any filings pursuant to the 1934 Act or 1934 Act Regulations from the Applicable Time to the Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(ii) The Company will give each Selling Stockholders notice of its intention to file or prepare any amendment or supplement to the General Disclosure Package or the Prospectus to the extent that such amendment or supplement contains disclosure relating to or affecting such Selling Stockholder or Passave (an “Identified Selling Stockholder”). The Company will furnish any Identified Selling Stockholder with copies of any such documents within a reasonable amount of time prior to such proposed filing or use and will include therein any information concerning such Identified Selling Stockholder as such Identified Selling Stockholder may reasonable request.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, conformed copies of the Original Registration Statement and of each amendment thereto and conformed copies of all consents and certificates of experts. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriter the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will prepare, file with the Commission and furnish, at its own expense, to the Underwriter, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(f) Blue Sky Qualifications. The Company will endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Listing. The Company will use its best efforts to effect the listing of the Securities on The Nasdaq National Market (“Nasdaq”).

(i) Manipulation The Company will not, and will use its commercially reasonable efforts to cause its Affiliates not to, take, directly or indirectly, any action which is designed to unlawfully stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in unlawful stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Securities.

(j) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, which consent will not be unreasonably withheld, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder or securities issued or sold pursuant to an equity incentive plan or employee stock purchase plan in existence on the date hereof or upon conversion of the Company’s outstanding 2.25% Senior Convertible Notes due 2025.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company

represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

5. Payment of Expenses.

(a) Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Underwriter and any filing of each amendment or supplement to the Registration Statement (including financial statements and any schedules or exhibits and any document incorporated therein by reference), (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Underwriter and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the fees and disbursements of the counsel, accountants and other advisors of the Storage Business, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 4(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, (ix) the printing and delivery to the Underwriter of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (x) any fees and expenses incurred in connection with the listing of the Securities on Nasdaq, (xi) Commission filing fees payable in connection with the offering of the Securities, and (xii) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Agreement, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel.

(b) Reimbursement of Expenses. The Selling Stockholders shall reimburse $250,000 of the Company’s expenses pursuant to Section 5(a) hereof. Such amount shall be deducted from the amount to be paid for the Securities pursuant to Section 3(a) hereof.

(c) Expenses of the Selling Stockholders. The Selling Stockholders, severally but not jointly, will pay all expenses incident to the performance of such Selling Stockholders’ respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of its Securities to the Underwriter and (ii) the fees and disbursements of the Selling Stockholders’ respective counsel and other advisors.

(d) Termination of this Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 6, Section 10(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriter for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

(e) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

6. Conditions of the Underwriter’ Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and of the Selling Stockholders contained in Section 2 hereof or in certificates of any officer of the Company or any of its subsidiaries or any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and each Selling Stockholder of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement continues to be effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) No Material Misstatements or Omissions. The Underwriter shall not have discovered and disclosed to the Company prior to or at the Closing Time that the Registration Statement, the General Disclosure Package, the Prospectus or any amendments or supplements thereto contains any untrue statement of a fact which, in the reasonable opinion of counsel to the Underwriter, is material or omits to state any fact which is material and necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Opinion of Counsel for the Company. At the Closing Time, Weil, Gotshal & Manges LLP shall have furnished to the Underwriter their written opinion and letter, as counsel to the Company, addressed to the Underwriter and dated such Closing Time, substantially in the forms of Exhibit B-1 and Exhibit B-2, respectively, attached hereto.

(d) Opinion of Counsel for the Selling Stockholders. At the Closing Time, Morrison & Foerster LLP shall have furnished to the Underwriter their written opinion, as counsel to the Selling Stockholders, addressed to the Underwriter and dated such Closing Time, substantially in the form of Exhibit C attached hereto.

(e) Opinion of Underwriter’s Counsel. Latham & Watkins LLP, shall have furnished to the Underwriter their written opinion, as counsel to the Underwriter, addressed to the Underwriter and dated such Closing Time, in form and substance satisfactory to the Underwriter.

(f) No Material Adverse Effect; Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or Prospectus, any material adverse change in the financial condition or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof, if qualified as to materiality or Material Adverse Effect, are true and correct and in all other cases are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from each of Deloitte & Touche LLP, Kost Forer Gabbay & Kasierer, a member practice of Ernst & Young Global, and PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriter with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package or the Prospectus as of the Applicable Time.

(h) Bring-down Comfort Letter. At the Closing Time, the Underwriter shall have received from each of Deloitte & Touche LLP, Kost Forer Gabbay & Kasierer, a member practice of Ernst & Young Global, and PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in their respective letters furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) Certificate of Selling Stockholders. At Closing Time, the Underwriter shall have received a certificate of an Attorney-in-Fact on behalf of each Selling

Stockholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Stockholder contained in Section 2 hereof, if qualified as to materiality or Material Adverse Effect, are true and correct and in all other cases are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

(j) Lock-up Agreements. On or prior to the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit A attached hereto signed by the persons listed in Schedule D hereto.

(k) Custody Agreement and Power of Attorney. On or prior to the date of this Agreement, the Underwriter shall have received the Custody Agreements and Powers of Attorney from each of the Selling Stockholders.

(l) Additional Documents. At the Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company and the Selling Stockholders at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 2, 5, 7, 8, 9, 10(b) and this paragraph shall survive any such termination and remain in full force and effect.

7. Indemnification.

(a) Indemnification of Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its Affiliates, directors and officers, selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the General Disclosure Package, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, as described in Section 7(a)(i) above; provided that (subject to Section 7(e) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, as described in Section 7(a)(i) above, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information (the “Underwriter Information”) furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). The parties hereto agree that the Underwriter Information consists of: the text on the cover page of the Prospectus concerning delivery of the Securities, the information in the first two paragraphs under the caption “Underwriting—Price Stabilization and Short Positions,” the first sentence under the caption “Underwriting—Passive Market Making,” and the information in the first paragraph under the caption “Underwriting—Electronic Distribution.”

(b) Indemnification of Underwriter by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Underwriter, its respective Affiliates, directors and officers, selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the General Disclosure Package in reliance upon and in conformity with written information furnished to the Company or the Underwriter by such Selling Stockholder expressly for use therein. It is hereby understood that each Selling Stockholder shall be deemed to have provided the information with respect to such Selling Stockholder as set forth under the caption “Selling Stockholders.” Notwithstanding anything to the contrary contained herein, the extent of such Selling Stockholder’s liability under this Section shall be limited to the proceeds received by such Selling Stockholder from the sale of the shares of Common Stock by such Selling Stockholder pursuant to this Agreement.

(c) Indemnification of Company and Selling Stockholders. The Underwriter agrees to indemnify and hold harmless the Company, its Affiliates, directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the General Disclosure Package in reliance upon and in conformity with the Underwriter Information expressly for use therein; provided, however, that the Underwriter shall not be liable for any losses, liabilities, claims, damages or expenses arising out of or based upon the Company’s failure to perform its obligations under Section 4(a) of this Agreement.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) and Section 7(b) above, counsel to the indemnified parties shall be selected by Underwriter, and, in the case of parties indemnified pursuant to Section 7(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discount received by the Underwriter, bear to the aggregate initial offering price of the Securities.

The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Underwriter and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and Underwriter’s Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be. The Selling Stockholders’ respective obligations to contribute pursuant to this Section are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section 8 shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or any of the Selling Stockholders submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company or any person controlling the Selling Stockholders and (ii) delivery of and payment for the Securities.

10. Termination.

(a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the financial condition or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq, or if trading generally on the American Stock Exchange or the New York Stock Exchange or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 2, 5, 7, 8, 9, 10(b) and the last paragraph of Section 6 shall survive such termination and remain in full force and effect.

11. Default by one or more of the Selling Stockholders or the Company. If a Selling Stockholder shall fail at Closing Time to sell and deliver the number of Securities which such Selling Stockholder is obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule A hereto, then the Underwriter may, by notice to the Company and the non-defaulting Selling Stockholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 2, 5, 7, 8, 9, 10(b) and the last paragraph of Section 6 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Stockholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Stockholder as referred to in this Section 11, the Underwriter shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

12. No Advisory or Fiduciary Relationship. Each of the Company and each Selling Stockholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction among the Company, the Selling Stockholders and the Underwriter, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any Selling Stockholder, or its respective stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) and the Underwriter has no obligation to the Company or any Selling Stockholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and any Selling Stockholder and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each of the Selling Stockholders have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

13. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

14. Notices, etc. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to it at:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Attention: General Counsel

with copies to:

Latham & Watkins LLP

505 Montgomery Street, Suite 2000

San Francisco, California 94111

Facsimile: (415) 395-8095

Attention: Tad J. Freese, Esq.

and notices to the Company shall be directed to it at:

PMC-Sierra, Inc.

3975 Freedom Circle

Santa Clara, California 95054

Facsimile: (604) 415-6240

Attention: Treasurer

with copies to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Facsimile: (212) 310-8007

Attention: Boris Dolgonos, Esq.

and notices to the Selling Stockholders or any of them shall be directed to them at:

Eurofund 2000 L.P.

87 Hayarkon St.

Tel Aviv, Israel 63432

Facsimile: (972-3) 527-0041

Attention: Ron Hiram

and

EMEA Portfolio Management

c/o Intel Corporation (UK) Ltd.

Mail-stop iSw 68

Pipers Way, Swindon

Wiltshire SN3 1RJ

United Kingdom

Facsimile: +44 (0) 1493-403524

Attention: EMEA Portfolio Management

with copies and notice delivery via Email: EMEAportfolio@intel.com with copies to:

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, New York 10104

Facsimile: (212) 468-7900

Attention: James R. Tanenbaum, Esq.

and

Naschitz, Brandes & Co.

5 Tuval Street

Tel Aviv, Israel 67897

Facsimile: (972-3) 623-5005

Attention: Sharon Amir

15. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Selling Stockholders and their respective successors and the controlling persons and Affiliates and selling agents referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Selling Stockholders and their respective successors, and said controlling persons and Affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

20. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) ”business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) ”subsidiary” has the meaning set forth in Rule 405 of the rules and regulations promulgated under the 1933 Act.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Selling Stockholders in accordance with its terms.

Very truly yours,

PMC-SIERRA, INC.

By:	/s/ Alan Krock
Name:	Alan Krock
Title:	Vice President, Chief Financial Officer

ATTORNEYS’-IN-FACT

By:	/s/ Victor Vaisleb
Name:	Victor Vaisleb

By:	/s/ Ron Hiram
Name:	Ron Hiram

Accepted and agreed by:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jeff Shusta
Authorized Signatory

[Signature Page to Underwriting Agreement]

SCHEDULE A

Selling Stockholder	Number of Securities
Pshoo, LLC	1,530,839
Spring Technologies Ltd.	581,080
Meadowlane Ltd.	581,080
RSIS Business Trust	2,428,077
Eran Ilan.	156,296
Alan Oppenheim.	78,148
Cubit Investment.	156,296
Entities Affiliated with Walden Israel Ventures III, L.P	3,659,098
EuroFund 2000 (Israeli) L.P	3,659,101
BRM Capital.	3,659,101
Naschitz, Brandes & Co.	77,689
Eilon Tirosh.	548,865
Yaron Garmazi	257,420
Onn Haran	305,287
Daniel Greenberg	265,196
Lior Khermosh	165,036

Total	18,108,609

SCHEDULE B

PMC-SIERRA, INC.

18,108,609 Shares of Common Stock

(Par Value $0.001 Per Share)

1. The public offering price per share for the Securities, determined as provided in Section 3, shall be $11.55.

2. The purchase price per share for the Securities to be paid by the Underwriter shall be $11.48, being an amount equal to the public offering price set forth above less $0.07 per share.

SCHEDULE C

List of Issuer General Use Free Writing Prospectuses

None.

SCHEDULE D

List of Persons and Entities Subject to Lock-Up

Robert L. Bailey

Richard E. Belluzzo

James Diller

Colin Harris

Alan F. Krock

Jonathan Judge

William Kurtz

Robert Liszt

Frank Marshall

Ben D. Naskar

Martin Scott

Mark Stibitz

EXHIBIT A

Form of Lock-Up Agreement

May 4, 2006

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

as Underwriter named in the

within-mentioned Underwriting Agreement

4 World Financial Center

New York, New York 10080

Re: Proposed Offering of the Common Stock of PMC-Sierra, Inc.

Ladies and Gentlemen:

The undersigned understands that you, as Underwriter, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with PMC-Sierra, Inc., a Delaware corporation (the “Company”), and certain stockholders of the Company (the “Selling Stockholders”) providing for the public offering (the “Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period commencing the date of the Underwriting Agreement and ending 30 days from the date of the Prospectus (as defined in the Underwriting Agreement) relating to the Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any shares of the Company’s Common Stock, or any securities convertible into or exercisable or exchangeable for or repayable with Common Stock (including, without limitation, Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities that may be issued upon exercise of a stock option or warrant), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or thereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Undersigned’s Shares”), or (2) enter into any swap or other derivative transaction that transfers to another, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or such other securities, whether any such transaction or swap described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply (i) to transfers of the Undersigned’s Shares (A) as a bona fide gift, provided that each donee thereof agrees to be bound in writing by the restrictions set forth herein, or (B) to any trust or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or authorized representative of such other entity, as applicable, agrees to be bound in writing by the restrictions set forth herein, (ii) transactions relating to shares of Common Stock or such other securities effected pursuant to a trading plan established pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, so long as such plan shall not be amended or modified during the period commencing on the date hereof and ending 30 days from the date of the Prospectus, (iii) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, or (iv) with the Company’s consent, the transfer of shares of Common Stock in one or more transactions not otherwise permitted by (i), (ii) or (iii) above, it being understood that the Company shall consent to the transfer of no more than 500,000 shares of Common Stock in the aggregate by the directors and executive officers of the Company, as a group, during the period commencing on the date hereof and ending 30 days from the date of the Prospectus.

The undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing the date hereof and ending 30 days from the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for or repayable with Common Stock.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, is hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective within 60 days of the date hereof, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Letter Agreement.

The undersigned understands that this Lock-Up Letter Agreement is irrevocable and that the Company, the Selling Stockholders and the Underwriter are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Letter Agreement.

[Signature page follows]

This Lock-Up Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Signature:

Print Name:

EXHIBIT B-1

FORM OF OPINION OF WEIL, GOTSHAL AND MANGES LLP

We have acted as counsel to PMC-Sierra, Inc. (the “Company”) in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the underwriting agreement, dated as of May 4, 2006 (the “Underwriting Agreement”), among the Company, the selling stockholders named therein (the “Selling Stockholders”) and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter (the “Underwriter”), relating to the offering (the “Offering”) by the Selling Stockholders of 18,108,609 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share. This opinion is being rendered to you at the request of the Company pursuant to Section 6(c) of the Underwriting Agreement. Capitalized terms defined in the Underwriting Agreement and used (but not otherwise defined) herein are used herein as so defined.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Underwriting Agreement, the Registration Statement on Form S-3 (File No. 333-132447), filed on March 15, 2006 (the “Registration Statement”), the Preliminary Prospectus Supplement, dated May 4, 2006 (the “Preliminary Prospectus Supplement”), the Prospectus Supplement, dated May 5, 2006 (the “Prospectus Supplement”), and the accompanying Base Prospectus, dated March 15, 2006 (the “Base Prospectus”), relating to the Offering. We refer to the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement, and taken together with free writing prospectuses, if any, each identified on Schedule C of the Underwriting Agreement and the pricing information set forth in Schedule B of the Underwriting Agreement, as the “Time of Sale Prospectus.” We refer to the Base Prospectus as supplemented by Prospectus Supplement as the “Prospectus.” We have also examined originals or copies (certified or otherwise identified to our satisfaction) of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Underwriting Agreement. As used herein, “to our knowledge” and “of which we are aware” mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Underwriting Agreement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Registration Statement and Time of Sale Prospectus.

2. The Company is duly qualified to transact business and is in good standing as a foreign corporation in the State of California.

3. PMC-Sierra US, Inc. is a corporation validly existing in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted; PMC-Sierra US, Inc. is duly qualified to transact business and is in good standing as a foreign corporation in the State of California.

4. All of the outstanding shares of capital stock of PMC-Sierra US, Inc. are owned of record by the Company. To our knowledge, such shares are also owned beneficially by the Company and are free and clear of all adverse claims, limitations on voting rights, options and other encumbrances and are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights pursuant to law or the Certificate of Incorporation of PMC-Sierra US, Inc.

5. All the Shares to be sold by the Selling Stockholders are duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and have not been issued in violation of any preemptive rights pursuant to law or in the Company’s Certificate of Incorporation.

6. The Company has all requisite corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Underwriting Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company.

7. The execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of the Company, (ii) any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of PMC-Sierra US, Inc.; (iii) any of the terms, conditions or provisions of any document, agreement or other instrument filed as an exhibit to the Registration Statement, (iv) the laws of the State of New York, Delaware corporate law or any federal law or regulation (other than federal and state securities or Blue Sky laws or insurance statutes or regulations, as to which we express no opinion in this paragraph), or (v) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company or any of its subsidiaries of which we are aware.

8. No consent, approval, waiver, license or authorization or other action by or filing with any under any New York, Delaware corporate or federal governmental authority is required in connection with the execution and delivery by the Company of the Underwriting Agreement, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except for those in connection with federal and state securities or Blue Sky laws or insurance statutes or regulations, as to which we express no opinion in this paragraph, and those already obtained or made.

9. The statements set forth in (A) the Time of Sale Prospectus and the Prospectus under the captions “Description of Capital Stock” and “Certain U.S. Federal Tax Consequences

for Non-U.S. Holders of Our Common Stock” and (B) the Registration Statement in response to the requirements of Item 15 of Form S-3, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information required with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

10. The Registration Statement has become effective under the Securities Act of 1933, as amended, and we are not aware of any stop order suspending the effectiveness of the Registration Statement. To our knowledge, no proceedings therefor have been initiated or overtly threatened by the Commission.

11. The Shares have been authorized for listing on the Nasdaq National Market, subject only to official notice of issuance, and have been registered under the Exchange Act.

12. To our knowledge, there are no documents that are required to be described in the Registration Statement or the Time of Sale Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

13. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The opinions expressed herein are rendered solely for your benefit and are addressed to you solely in your capacity as the Underwriter of the Shares. Neither this letter nor any of such opinions may be used or relied upon by, or assigned to, any other person (including any subsequent purchaser or transferee of the Shares), and neither this letter nor any copies hereof may be furnished to any other person, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

EXHIBIT B-2

FORM OF LETTER OF WEIL, GOTSHAL AND MANGES LLP

Reference is made to (i) the Prospectus, dated March 15, 2006 (the “Base Prospectus”), which forms a part of the Registration Statement on Form S-3 (Registration No. 333-132447), filed by PMC-Sierra, Inc. (the “Company”) on March 15, 2006 (the “Registration Statement”), (ii) the Preliminary Prospectus Supplement, dated May 4, 2006 (the “Preliminary Prospectus Supplement”), (iii) the Prospectus Supplement, dated May 5, 2006 (the “Prospectus Supplement”), (iv) the free writing prospectuses (the “Free Writing Prospectuses”), if any, each identified on Schedule C of the Underwriting Agreement (as defined below) (which shall not include any Electronic Road show as defined in Section 1(b) thereto) and (v) the pricing information (the “Pricing Information”) set forth in Schedule B of the underwriting agreement, dated as of May 4, 2006 (the “Underwriting Agreement”), among the Company, the selling stockholders named therein (the “Selling Stockholders”) and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter (the “Underwriter”), in each case relating to the offering by the Selling Stockholders of 18,108,609 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share, pursuant to the Underwriting Agreement. We refer to the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement, and taken together with the Free Writing Prospectuses, if any, and Pricing Information, as the “Time of Sale Prospectus.” We refer to the Base Prospectus as supplemented by Prospectus Supplement as the “Prospectus.” We refer to the Registration Statement, Time of Sale Prospectus and Prospectus as the “Offering Documents.” This letter is furnished to you at the request of the Company pursuant to Section 6(c) of the Underwriting Agreement. Capitalized terms defined in the Underwriting Agreement and used (but not otherwise defined) herein are used herein as so defined.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information, and many determinations involved in the preparation of the Offering Documents are of a non-legal character. In addition, we have not undertaken any obligation to verify independently any of the factual matters set forth in the Offering Documents or in the documents incorporated by reference therein (the “Incorporated Documents”). Consequently, in this letter we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Offering Documents. Also, we do not make any statement herein with respect to any of the financial statements and related notes thereto, the financial statement schedules or the financial, statistical or accounting data contained or incorporated by reference in the Offering Documents.

We have reviewed the Offering Documents (including the Incorporated Documents), and we have participated in conferences with representatives of the Company, its independent public accountants, you and your counsel, and the Selling Stockholders, at which conferences the contents of the Offering Documents, the Incorporated Documents and related matters were discussed. However, we did not participate in the preparation of the Incorporated Documents.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, (a) the Registration Statement (Including the Incorporated Documents), as of its effective date, and the Prospectus (including the Incorporated Documents), as of its date, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Shares, to the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder, and (b) no facts have come to our attention which cause us to believe that (i) the Registration Statement (including the Incorporated Documents), as of the date of the Prospectus, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, (ii) the Time of Sale Prospectus (including the Incorporated Documents), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus (including the Incorporated Documents), as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The statements made herein are set forth solely for your benefit and are addressed to you solely in your capacity as the Underwriter of the Shares. Neither this letter nor any of such statements may be used or relied upon by, or assigned to, any other person (including any subsequent purchaser or transferee of the Shares), and neither this letter nor any copies hereof may be furnished to any other person, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

EXHIBIT C

FORM OF OPINION OF MORRISON & FOERSTER LLP

1. Each of the Underwriting Agreement and the Custody Agreements and Powers of Attorney have been duly executed and delivered, and with respect to the Selling Stockholders other than those who are natural persons, have been duly authorized by all necessary organizational action, by the Selling Stockholders.

2. The Underwriting Agreement and the Custody Agreements and Powers of Attorney constitute legally valid and binding obligations of each of the Selling Stockholders.

3. The Underwriting Agreement has been duly executed and delivered by an Attorney-in-Fact under the Custody Agreements and Powers of Attorney on behalf of the Selling Stockholders.

4. The execution and delivery by Selling Stockholders of the Underwriting Agreement and the Custody Agreements and Powers of Attorney and the performance by the Selling Stockholders of their respective obligations thereunder, on the date hereof do not: (i) violate the charter or bylaws of any Selling Stockholder that is a corporation or the partnership agreement of any Selling Stockholder that is a partnership or the limited liability company agreement of any Selling Stockholder that is a limited liability company; (ii) result in the breach of or a default under any of the agreement or instrument known to us to which any Selling Stockholder is a party or by which any Selling Stockholder is bound or to which any of its properties are subject; (iii) violate any federal or New York statute, rule or regulation or court order applicable to any Selling Stockholder or its properties; or (iv) require any consents, approvals, or authorizations to be obtained by any Selling Stockholder from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York statute, rule or regulation applicable to any Selling Stockholders or to which its properties are subject that have not been obtained or made.

5. With your consent, based solely on a review on May 10, 2006, of the stock transfer records of the Company, the Selling Stockholders were the owners of record on that date in the stock records of the Company of the Shares set forth on Exhibit A hereto.

6. Upon delivery of the certificates evidencing the Shares to the Underwriter in the State of New York, with stock powers duly endorsed either to the Underwriter or in blank by an effective endorsement, and payment therefor in accordance with the terms of the Underwriting Agreement, the Underwriter will acquire its interest therein free of any “adverse claim” (as defined in

Section 8-102(a)(1) of the New York UCC) if at such time the Underwriter does not have notice thereof (within the meaning of Section 8-105 of the New York UCC).